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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

THERAVANCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	94-3265960 (I.R.S. Employer Identification Number)
901 Gateway Boulevard South San Francisco, California (Address of Principal Executive Offices)	94080 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-116384 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value, and associated Preferred Stock Purchase Rights
 (Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

    Incorporated herein by reference to the Description of Capital Stock section of the Registrant's Registration Statement on Form S-1 (File No. 333-116384) (the "S-1 Registration Statement").

Item 2.    Exhibits.

Exhibit Number	Description
1.1	Restated Certificate of Incorporation of the Registrant (currently in effect) (incorporated herein by reference to Exhibit 3.1 to the S-1 Registration Statement).
1.2
Form of Amended and Restated Certificate of Incorporation of the registrant effecting a reverse stock split to take effect prior to the effectiveness of the S-1 Registration Statement (incorporated herein by reference to Exhibit 3.2 to the S-1 Registration Statement).
1.3
Form of Amended and Restated Certificate of Incorporation of the Registrant to take effect upon the closing of the offering made pursuant to the S-1 Registration Statement (incorporated herein by reference to Exhibit 3.3 to the S-1 Registration Statement).
1.4	Bylaws of the Registrant (currently in effect) (incorporated herein by reference to Exhibit 3.4 to the S-1 Registration Statement).
1.5
Form of Amended and Restated Bylaws of the Registrant to take effect upon the closing of the offering made pursuant to the S-1 Registration Statement (incorporated herein by reference to Exhibit 3.5 to the S-1 Registration Statement).
1.6	Specimen Certificate of the Registrant's common stock (incorporated herein by reference to Exhibit 4.1 to the S-1 Registration Statement).
1.7
Form of Rights Agreement of the Registrant to be effective upon the closing of the offering made pursuant to the S-1 Registration Statement (incorporated herein by reference to Exhibit 4.2 to the S-1 Registration Statement).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THERAVANCE, INC.
Date: September 27, 2004	By:	/s/ RICK E WINNINGHAM Rick E Winningham Chief Executive Officer

EXHIBITS

Exhibit Number	Description
1.1	Restated Certificate of Incorporation of the Registrant (currently in effect) (incorporated herein by reference to Exhibit 3.1 to the S-1 Registration Statement).
1.2
Form of Amended and Restated Certificate of Incorporation of the registrant effecting a reverse stock split to take effect prior to the effectiveness of the S-1 Registration Statement (incorporated herein by reference to Exhibit 3.2 to the S-1 Registration Statement).
1.3
Form of Amended and Restated Certificate of Incorporation of the Registrant to take effect upon the closing of the offering made pursuant to the S-1 Registration Statement (incorporated herein by reference to Exhibit 3.3 to the S-1 Registration Statement).
1.4	Bylaws of the Registrant (currently in effect) (incorporated herein by reference to Exhibit 3.4 to the S-1 Registration Statement).
1.5
Form of Amended and Restated Bylaws of the Registrant to take effect upon the closing of the offering made pursuant to the S-1 Registration Statement (incorporated herein by reference to Exhibit 3.5 to the S-1 Registration Statement).
1.6	Specimen Certificate of the Registrant's common stock (incorporated herein by reference to Exhibit 4.1 to the S-1 Registration Statement).
1.7
Form of Rights Agreement of the Registrant to be effective upon the closing of the offering made pursuant to the S-1 Registration Statement (incorporated herein by reference to Exhibit 4.2 to the S-1 Registration Statement).

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE
EXHIBITS